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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-80551) and related Prospectus of Spectrum Bancorporation, Inc. relating to Preferred Securities of Spectrum Capital Trust I of our report dated June 1, 1999 with respect to the consolidated financial statements of Spectrum Bancorporation, Inc. and subsidiaries as of June 30, 1998 and 1997 and for each of the three years in the period ended June 30, 1998. We also consent to the reference to our firm under the caption "Experts."

                                   McGladrey & Pullen, LLP


Sioux Falls, South Dakota
July 20, 1999